Exhibit 99.2

Sterling Bancorp Closes $225 Million Subordinated Notes Offering

Company Release – 10/30/2020 4:05 PM ET

PEARL RIVER, N.Y., Oct. 30, 2020 (GLOBE NEWSWIRE) -- Sterling Bancorp (NYSE: STL) (the “Company”), the parent holding company of Sterling National Bank, announced today the closing of its underwritten public offering of $225,000,000 aggregate principal amount of its 3.875% fixed-to-floating rate subordinated notes due 2030 (the “Notes”). Piper Sandler & Co., U.S. Bancorp Investments, Inc. and PNC Capital Markets LLC acted as joint book-running managers for the offering.

The Company expects to use the net proceeds of this offering for general corporate purposes, including the repayment of certain outstanding indebtedness.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern the Company's current expectations about its future results, plans, operations and prospects and are subject to numerous assumptions, risks and uncertainties, including inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of the Company at managing these risks. Other factors that could cause the Company's actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of the Company's securities filings with the SEC. The forward-looking statements included herein are only made as of the date hereof, and the Company specifically disclaims any obligation to update these statements in the future.

STERLING BANCORP CONTACT:

Emlen Harmon, SVP & Director of Investor Relations

845.369.8040

Sterling Bancorp

Two Blue Hill Plaza Second Floor

Pearl River, NY 10965

T 845.369.8040

F 845.369.8255